UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2008

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THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

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Nevada	001-32442	87-0450450
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15550 Lightwave Drive

Third Floor

Clearwater, Florida 33760

(Address of Principal Executive Office) (Zip Code)

(727) 324-0046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2008, Think Partnership Inc. (the “Company”) held its Annual Meeting of Shareholders in Chicago, Illinois. At the Annual Meeting, shareholders of the Company elected Jack Balousek, Robert T. Geras, George Mellon, Joshua Metnick, Charles Pope and Mitch Tuchman to serve as the Company’s directors. All of the directors shall serve as independent directors. The shareholders also approved the amendment to the Company’s 2005 Long-Term Incentive Plan to eliminate the annual limit for share grants to any one participant and to provide that such Plan shall be governed by the laws of the State of Florida.

Item 8.01

Other Events.

At the Annual Meeting the shareholders also approved the amendment of the Company’s Articles of Incorporation to change the name of the Company from “Think Partnership Inc.” to “KowaBunga! Inc.”  The name change will become effective upon the filing of the amendment with the State of Nevada and will be separately announced.

At the annual meeting, the Company announced that it had engaged an executive search consultant in an effort to recruit a new chief executive officer for the Company.

Slides of the Company’s presentation to shareholders at the Annual Meeting will be available for the next 90 days on the Company’s website, www.kowabunga.com.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 11, 2008	THINK PARTNERSHIP INC.

	By:	/s/ VAUGHN W. DUFF
Name: Vaughn W. Duff Title: Secretary and General Counsel

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